Monsanto Company 800 North Lindbergh Blvd St. Louis, Missouri 63167

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Contact	For Media: Lori Fisher (314-694-8535)

For Analysts: Scarlett Foster (314-694-8148)

MONSANTO COMPANY VICE PRESIDENT TO ADDRESS CHEMICAL INDUSTRY INVESTORS

      NEW YORK (March 11, 2003) — Carl Casale, Monsanto Company’s (NYSE: MON) Vice President of North American operations, will address investors at 11:30 a.m. EST on Wednesday, March 19, 2003, at the 2003 Merrill Lynch Chemicals Investor Conference in New York. Casale will provide an update on the company’s strategy, and also discuss industry trends and the company’s North American market focus for 2003. His presentation may also include information on Monsanto’s initiatives, product performance, future expectations, and other business matters.

      Presentation slides and a simultaneous audio webcast of the presentation may be accessed by visiting the company’s web site at www.monsanto.com and clicking on “Investor Information.” Visitors may need to download Windows Media Player™ prior to listening to the webcast. Following the live broadcast, a replay of the webcast will be available on the Monsanto web site for two weeks.

Monsanto Company a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality

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